Exhibit 10.1

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into on May 31, 2019 (the “Effective Date”), by and between ABIOMED, Inc., a Delaware corporation (hereinafter “Client”) with its principal place of business at 22 Cherry Hill Drive, Danvers, Massachusetts 01923 and William J. Bolt, (hereinafter “Consultant”).

Recitals

WHEREAS, Client is engaged in the business of designing and manufacturing medical devices (herein, the “Client Products”);

WHEREAS, Consultant is engaged in the business of providing legal and business development services (the “Consulting Services”);

AND, WHEREAS, Client desires to retain Consultant to provide the Consulting Services to Client, as described herein, and Consultant desires to provide such services to Client, on the terms and conditions set forth herein;

NOW, therefore, in consideration of the mutual covenants contained herein, the parties agree as follows:

Agreement

1.	Engagement. Client hereby engages Consultant, and Consultant hereby accepts such engagement, on the terms and conditions set forth in this Agreement.

2.

Scope and Location of Services. Consultant shall during the Term (as defined below) provide the Consulting Services and related services to Client, as shall be requested by Client and accepted by Consultant from time to time.  Consultant shall only perform services upon Client’s request.  Notwithstanding the foregoing, it is the understanding and agreement of the parties that the Consulting Services shall require Consultant to devote approximately one day per month to the Consulting Services.  The Consulting Services are subject to Client’s having provided Consultant with all materials, documentation, and information necessary for the provision of such services.

3.

Term.  The term of this Agreement shall commence on the Effective Date and shall continue for twelve (12) months, unless terminated by either party, with or without cause, upon thirty (30) days’ prior written notice to the other party (the “Term”); provided that the Term shall automatically extend for twelve (12) months following the initial twelve (12) month term unless either party has given prior written notice of termination.

4.	Compensation. Client agrees to pay Consultant’s fees and to reimburse Consultant’s costs in accordance with Consultant’s Schedule of Fees and Cost Reimbursement and Payment Policy

attached hereto and incorporated herein by this reference. The parties reserve the right to amend the foregoing Schedule and Policy from time to time upon mutual written agreement.

5.

ABIOMED Equity Awards.  As consistent with the terms of the Company’s Second Amended and Restated 2015 Omnibus Incentive Plan and the applicable award agreements thereunder, (i) any outstanding and vested options to purchase common stock of Client that Consultant held as of May 31, 2019, the date of his termination of employment with Client, will remain exercisable until the earlier of 90 days after May 31, 2019 or the last date on which the options could otherwise be exercised in accordance with their terms, and will thereafter immediately terminate, and (ii) any outstanding and unvested options to purchase common stock of Client and all unvested restricted stock units with respect to common stock of Client that Consultant held, in each case, as of May 31, 2019, will, immediately upon retirement as of the date hereof, terminate and/or be forfeited in accordance with their terms.

6.

Intellectual Property Rights.  Except as specifically set forth in this section, nothing in this Agreement shall give either Client or Consultant any ownership, interest in, or rights in the intellectual property of the other party.  All intellectual property that is owned or controlled by Client or Consultant as of the commencement of the Consulting Services, or obtained independently by either party during the performance of such services, shall remain under the ownership or control of such party throughout the performance of such services and thereafter.  Consultant hereby assigns to Client all intellectual property rights in and to any and all improvements, inventions, developments, and modifications conceived or developed by Consultant, or jointly by Consultant and Client, during the performance of the Consulting Services that are derived from Client’s intellectual property.  Notwithstanding the foregoing, Consultant shall retain all intellectual property rights in and to any and all improvements, inventions, developments, and modifications conceived or developed by Consultant, or jointly by Consultant and Client, during the performance of the Consulting Services that relate to the general procedures and protocols used in Consultant’s business.  At the request of either party, the other party shall reasonably assist the requesting party in perfecting and enforcing its intellectual property rights in accordance with this section, at no cost to the assisting party.

7.

Consultant Written Materials.  All files, letters, memos, reports, sketches, drawings, laboratory notebooks, testing results, or other written materials developed or created by Consultant in furtherance of performing the Consulting Services (collectively, the “Consultant Written Materials”) shall be the property of Client and shall be delivered to Client upon request.  Consultant shall be entitled to retain an archival copy of the Consultant Written Materials subject to its confidentiality obligations hereunder.  Client shall not assign or otherwise transfer its interest in, and no third party shall have the right to rely on, the Consultant Written Materials without the prior written consent of Consultant. Consultant shall be permitted to retain the laptop provided by Client so long as Consultant presents such device to Client within five (5) days following the end of the Term so that all information of Client (other than an archival copy of the Consultant Written Materials as provided for in this Section 6) can be permanently deleted.

8.

Confidentiality.  Consultant acknowledges that technical information received by it from Client, or developed by Consultant on behalf of Client, in connection with this Agreement, including, without limitation, the Consultant Written Materials, is received or developed by

Consultant in confidence, shall not be disclosed to third parties, and is to be used only for the purpose for which it is received or developed.  Consultant shall exercise the same degree of care, however not less than reasonable care, in protecting such information from disclosure as it exercises with its own proprietary information.  The restrictions on the use or disclosure of information shall not apply to any information that is or was:  (i) independently developed by Consultant prior to the time of disclosure; (ii) in the public domain without breach of this Agreement and through no fault of Consultant; (iii) at the time of disclosure to Consultant properly known to Consultant free of restriction or lawfully received free of restriction from another source having the right to so furnish such information; (iv) which Client agrees in writing is free of such restrictions; and/or (v) is required by law, court order or a governmental agency to be disclosed, in which case Consultant shall give Client reasonable notice of such disclosure and shall reasonably assist Client as requested by Client, at its standard rate of compensation as provided herein, in protecting such information from disclosure.

9.

Injunctive Relief.  The parties acknowledge and agree that in the event that either party commits a breach of, or threatens to commit a breach of, any of the terms or conditions of this Agreement, irreparable harm would occur to the other party and its legal remedies would be inadequate to compensate it.  In the event of any such breach or threatened breach, the non-defaulting party shall have the right to seek and obtain, in addition to all of its legal remedies, the immediate entry of appropriate equitable relief against the other party.

10.

Warranty.  Consultant warrants that the Consulting Services will be performed in a good, workmanlike and professional manner in accordance with industry standards.  The foregoing warranty shall not be assigned to any third party.  EXCEPT AS SPECIFICALLY SET FORTH HEREIN, CONSULTANT MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.

LIMITATION OF LIABILITY.  IN NO EVENT SHALL CONSULTANT BE LIABLE FOR ANY LOST PROFITS, LOST BUSINESS, COST OF COVER, OR OTHER SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES ARISING OUT OF THIS AGREEMENT.  SUCH LIMITATION SHALL NOT APPLY, HOWEVER, TO LOSS RESULTING FROM THE NEGLIGENT OR INTENTIALLY TORTUOUS CONDUCT OF CONSULTANT.

12.

No Solicitation.  During the Term, each party agrees not to solicit or initiate contact or communications with the employees of the other party for the purpose of hiring such persons, without the written permission of the other party.

13.

Assignment.  The parties hereto may not assign their rights under this Agreement without the other party’s prior written consent thereto, and any attempt by the parties to do so shall be void and shall give rise to a right of the other party to terminate this Agreement immediately.  Notwithstanding the foregoing, a party may assign its rights under this Agreement without the other party’s written consent to an affiliated company of which the assigning party holds a substantial ownership interest or with which the assigning party has a common substantial owner, or to a bona fide purchaser of the assigning party’s business assets; provided, however, that following any such assignment the assigning party shall remain liable to the non-assigning party for all obligations under this Agreement.

14.

Notice.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed given if delivered personally or if sent by one party to the other by registered or certified mail, postage prepaid, addressed to the other party at the address of that party as stated on the signature page of this Agreement or at such other address as the party to be noticed shall have advised the noticing party in writing.  Notice shall be deemed effective upon the earlier of actual receipt; or delivery at the stated address of the party to be noticed.

15.

Relationship Between the Parties.  It is expressly agreed that, in providing the Consulting Services to Client under this Agreement, Consultant will be an independent contractor of Client.  Nothing in this agreement shall in any way be construed to create an employer/employee, partnership, joint venture or principal agent relationship between Consultant and Client. Without limiting the generality of the foregoing, Client is not authorized to bind Client to any liability or obligation, express or implied, or to represent that that Client has any such authority.  Consultant represents that it has carried out all formalities necessary to register as an independent contractor.  Consultant shall be solely responsible for the payment of any and all taxes and other legally required payments on any sums received from Consultant under this Agreement and agrees to comply with all applicable laws regarding the reporting of income and the payment of taxes and social contributions.  As an independent contractor, Consultant shall be solely responsible for all insurance.

16.

Choice of Law.  This Agreement has been entered into under the laws of the Commonwealth of Massachusetts, and the parties hereto agree that it shall be interpreted and all disputes arising hereunder shall be resolved in accordance with Massachusetts law.  Any claims or legal actions by one party against the other shall be commenced and maintained in any state or federal court located in Massachusetts and both parties hereby submit to the jurisdiction and venue of such court.

17.	No Waiver. Either party’s failure to insist on strict compliance with any provision of this Agreement or to exercise any right or remedy, does not waive the same.

18.

Cumulative Remedies.  Each and all of the several rights and remedies provided for in this Agreement shall be cumulative.  No one right or remedy shall be exclusive of the others or of any right or remedy allowed in law or in equity.

19.

Severability.  If a court finds any provision of this Agreement invalid or unenforceable as applied to any circumstance, the remainder of this Agreement shall be interpreted so as best to effect the intent of the parties.  The parties further agree that any provision found to be invalid or unenforceable shall be replaced with a provision that will achieve, to the extent possible, the purpose of the void or unenforceable provision.

20.	Survival.The respective obligations and covenants of the parties under this Agreement which shall by their nature extend beyond the expiration or termination of this Agreement, including,

without limitation, the confidentiality, non-solicitation, and indemnification obligations of each party, shall survive the termination or expiration of this Agreement.

21.

Headings.  The headings throughout this Agreement are for the convenience and reference purposes only and shall not be deemed to expand, modify, amplify, or aid in the interpretation, construction, or meaning of any provision of this Agreement.

22.

Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement other than as expressly provided for herein or as duly set forth subsequent to the date hereof in writing signed by the duly-authorized representatives of the parties to be bound thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

Client:Consultant:

ABIOMED, INC.William J Bolt

By: /s/ Michael R. Minogue       /s/ William J. Bolt

SCHEDULE OF FEES AND COST REIMBURSEMENT

AND PAYMENT POLICY

Schedule of Fees

In consideration of the Consulting Services, Client shall compensate Consultant as follows:

(a)During the Term, Client will pay Consultant at the rate of $450 per hour, subject to a maximum $3,600 per diem rate. All consulting fees paid hereunder will be payable monthly upon the timely and accurate submission of monthly time sheets, in a form satisfactory to Client, by Consultant showing the days and number of hours of consulting actually performed for Client, a description of the work performed per assignment and such additional information as Client may reasonably request.

(b)During the Term and any renewal term thereof, subject to Consultant’s making a timely election to continue his and his covered dependents’ participation in the Company’s group health plans under COBRA, Client will reimburse Consultant for an amount no greater than $25,000 for the applicable COBRA premiums.

(c)Client shall reimburse Consultant for all reasonable and necessary expenses incurred or paid by Consultant in connection with, or related to, the performance of services under this Agreement. In the event Consultant is required to travel internationally to perform the Consulting Services, with the prior approval of Client, Client will reimburse Consultant for the reasonable cost of business-class air travel.  Consultant shall submit to Client itemized monthly statements, in a form satisfactory to the Company and including original receipts, of such expenses incurred in the previous month.  Client shall pay to Consultant only amounts shown on each such statement within thirty (30) days after receipt thereof. Any reimbursements provided hereunder that would constitute nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, shall be subject to the following additional rules: (i) no reimbursement of any such expense shall affect Consultant’s right to reimbursement of any other such expense in any other taxable year; (ii) reimbursement of the expense shall be made not later than the end of the taxable year following the taxable year in which the expense was incurred; and (iii) the right to reimbursement shall not be subject to liquidation or exchange for any other benefit.